                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  \X\

Filed by a Party other than the Registrant  \ \

Check the appropriate box:

\ \      Preliminary Proxy Statement

\X\      Definitive Proxy Statement

\ \      Definitive Additional Materials

\ \      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

\ \ Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           GENERAL SEMICONDUCTOR, INC.
                (Name of Registrant as Specified in its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

\X\      No fee required.

\ \      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

\ \      Fee paid previously with preliminary materials.

\ \ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                          [GENERAL SEMICONDUCTOR LOGO]

                          GENERAL SEMICONDUCTOR, INC.

                             TEN MELVILLE PARK ROAD
                            MELVILLE, NEW YORK 11747

                                                                  March 30, 2001

Dear Stockholders:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of General Semiconductor, Inc., to be held on Wednesday, May 9, 2001, at 10:00 a.m., local time, at the Melville Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747.

     At the meeting, we will review General Semiconductor's activities over the past year, as well as the outlook for 2001. The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the meeting.

     We hope that you will be able to attend the meeting in person. However, whether or not you plan to attend, please fill in, sign, date and return your proxy in the enclosed envelope as soon as possible so that your vote will be counted. If your shares are held in a participating bank or brokerage account, you may be eligible to vote over the Internet, or by telephone, as an alternative to mailing the traditional proxy card. Please see "Voting Electronically via the Internet or Telephone" in the Proxy Statement for further details.

                                          Sincerely

                                          /s/ Ronald A. Ostertag
                                          Ronald A. Ostertag
                                          Chairman of the Board

                          GENERAL SEMICONDUCTOR, INC.
                             TEN MELVILLE PARK ROAD
                            MELVILLE, NEW YORK 11747
              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2001
              ---------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of General Semiconductor, Inc. (the "Company") will be held at 10:00 a.m., local time, on May 9, 2001 at the Melville Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747 for the following purposes:

     1. To elect six directors of the Company to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors;

     2. To ratify the appointment of Deloitte & Touche LLP, independent public accountants, as the Company's auditor for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Company's common stock at the close of business on March 14, 2001 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. Such stockholders may vote in person or by proxy.

     Stockholders who find it convenient are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please fill in, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States. If your shares are held in a participating bank or brokerage account and you elected to receive the Proxy Statement and Annual Report electronically over the Internet you will not receive a paper proxy and should vote online, unless you cancel your enrollment. If your shares are held in a participating bank or brokerage account and you did not elect to receive materials through the Internet, you may be eligible to vote your proxy over the Internet or by telephone. Please see "Voting Electronically via the Internet or Telephone" in the Proxy Statement for further details.

                                          By Order of the Board of Directors,

                                          /s/ Stephen B. Paige
                                          Stephen B. Paige
                                          Secretary

Melville, New York
March 30, 2001

                          GENERAL SEMICONDUCTOR, INC.
                             TEN MELVILLE PARK ROAD
                            MELVILLE, NEW YORK 11747

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of General Semiconductor, Inc., a Delaware corporation (the "Company" or "General Semiconductor"), to be used at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time on Wednesday, May 9, 2001, at the Melville Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747, and at any adjournments thereof.

     Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on March 14, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 37,844,850 shares of Common Stock outstanding and entitled to vote and a majority, or 18,922,426 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting, including election of directors. This Proxy Statement and the accompanying form of proxy are first being mailed and sent electronically on or about March 30, 2001 to stockholders entitled to vote at the Annual Meeting.

                        VOTING AND REVOCATION OF PROXIES

VOTING

     Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. If no directions are specified, such proxies will be voted FOR the election of each person nominated for election as a director, FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's auditor for the fiscal year ending December 31, 2001, and in the discretion of the proxy holders, as to other matters that may properly come before the Annual Meeting.

     The holders of a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy, constitute a quorum. If a quorum is present: (i) the affirmative vote of the holders of a plurality of the shares present, in person or by proxy, and entitled to vote thereon will be required for election of directors; and (ii) the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote thereon will be required to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's auditor. An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, abstentions will have the effect of a vote "against" the matter (other than the election of directors) and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

VOTING ELECTRONICALLY VIA THE INTERNET OR TELEPHONE

     Stockholders whose shares are registered in the name of a participating bank or brokerage firm and who elected to receive the Company's Annual Report and this Proxy Statement over the Internet will be receiving an email on or about March 30, 2001 with information on how to access stockholder information and instructions for voting. If your shares are registered in the name of a participating bank or brokerage firm and you have not elected to receive the Company's Annual Report and this Proxy Statement over the Internet, you may be eligible to vote your shares electronically over the Internet or by telephone. A number of banks and brokerage firms participate in the ADP Shareholder Preference Database program. This program provides eligible stockholders who receive a paper copy of a Company's Annual Report and Proxy Statement with the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in the ADP program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

REVOCATION

     A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company's Secretary of a subsequently executed proxy or a written notice of revocation. In addition, voting by telephone, Internet or mail will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders for the year ended December 31, 2000 is being mailed with this Proxy Statement and the accompanying form of proxy to stockholders entitled to vote at the Annual Meeting. Copies of the Company's Annual Report are also available on the Company's World Wide Web site at www.gensemi.com. Stockholders are referred to that report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of it.

                             ELECTION OF DIRECTORS

     The following table sets forth names and information as to the nominees for election as directors of the Company. Unless otherwise directed, proxies will be voted FOR the nominees listed below. If any one or more of the nominees is unable to serve for any reason or withdraws from nomination, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors (the "Board").

     All of the nominees are presently serving as directors of the Company and have served since July 1997, except Mr. Kulicke who has served as a director since July 1999.

NAME, AGE AND CURRENT
PRINCIPAL OCCUPATION                                            INFORMATION
---------------------                                           -----------
C. Scott Kulicke, 51                     C. Scott Kulicke is Chairman, President and Chief
  Chairman, President and Chief          Executive Officer of Kulicke & Soffa Industries, Inc., a
  Executive Officer of Kulicke & Soffa   supplier of semiconductor assembly equipment. He has been
  Industries, Inc.                       a director of Kulicke & Soffa Industries, Inc. since 1975
                                         and served as its President and Chief Executive Officer
                                         since 1980. He was Executive Vice President from 1978 to
                                         1980. He is a director of Xetel Corp.

Ronald A. Ostertag, 60                   Ronald A. Ostertag has been Chairman, President and Chief
  Chairman, President and Chief          Executive Officer of General Semiconductor since July 25,
  Executive Officer of the Company       1997. Previously, he held the position of Vice President
                                         of General Instrument Corporation since February 1989 and
                                         President of its Power Semiconductor Division since
                                         September 1990.

Ronald Rosenzweig, 63                    Ronald Rosenzweig is Chairman of Anadigics, Inc., an
  Chairman of Anadigics, Inc.            electronics company he co-founded in 1985. He has been a
                                         director of Anadigics, Inc. since 1985 and served as its
                                         President and Chief Executive Officer from 1985 until
                                         October 1998.

NAME, AGE AND CURRENT
PRINCIPAL OCCUPATION                                            INFORMATION
---------------------                                           -----------
Peter A. Schwartz, 57                    Peter A. Schwartz is the Chief Financial Officer of
  Chief Financial Officer of Opus360     Opus360 Corporation, a provider of Internet software and
  Corporation                            services. From October 1998 to June 2000, he was the
                                         Chief Financial Officer of InterWorld Corporation, an
                                         Internet commerce software and services provider. Prior
                                         to joining InterWorld in 1998, Mr. Schwartz was Senior
                                         Vice President and Chief Financial Officer of Computer
                                         Associates International, Inc., a business software
                                         company, from April 1987 until June 1998.

Samuel L. Simmons, 71                    Samuel L. Simmons was Senior Vice President and
  Retired                                Director -- Corporate Development of ITT Corporation from
                                         1987 until his retirement in 1994.

Prof. Gerard T. Wrixon, 60               Prof. Gerard T. Wrixon is President of University
  President of University College,       College, Cork, Ireland. Previously, he founded and was
  Cork, Ireland                          Director of National Microelectronics Research Centre
                                         from 1982 until January 1999. Prof. Wrixon has held
                                         teaching and research positions at a number of leading
                                         educational institutions and research facilities,
                                         including Loyola University -- Los Angeles and Bell
                                         Telephone Laboratories. He is a director of DII Group,
                                         Inc. and Farran Technology Ltd.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company directs the management of the business and affairs of the Company and conducts its business through meetings of the Board and three standing committees: Executive, Audit and Compensation. In addition, special committees may be established under the direction of the Board when necessary to address specific issues. The Company does not have a nominating or similar committee.

BOARD MEETINGS; COMMITTEES OF THE BOARD

     In 2000 the Board of Directors of the Company held five meetings. Each incumbent director attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he served as a director; and (ii) meetings of all committees held during the period for which he served on those committees.

     The EXECUTIVE COMMITTEE has the authority, between meetings of the Board of Directors, to exercise all powers and authority of the Board in the management of the business and affairs of the Company that may be lawfully delegated to it under Delaware law and the Company's By-laws. The Executive Committee consists of: Ronald A. Ostertag, Chairman; C. Scott Kulicke; Ronald Rosenzweig; and Prof. Gerard T. Wrixon. The Executive Committee held one meeting during 2000.

     The COMPENSATION COMMITTEE is responsible for executive compensation, including recommending to the Board of Directors the base salary to be paid to the Chief Executive Officer and determining the compensation for all other executive officers, administering and granting awards under the Company's equity-based incentive plans and bonus plans, making recommendations to the Board with respect to the Company's overall compensation policies and employee benefit plans, and performs such duties as the Board may from time to time request. The Compensation Committee is composed of three non-employee directors:
Samuel L. Simmons, Chairman; C. Scott Kulicke; and Peter A. Schwartz. The Compensation Committee held four meetings in 2000.

     The AUDIT COMMITTEE's principal functions are to review the scope of the annual audit of the Company by its independent auditor, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent auditor, recommend the selection of the independent auditor each year and review audit and any non-audit fees paid to the Company's independent auditor. The head of the Internal Audit Department and representatives of the Company's independent auditor regularly attend Audit Committee meetings and give reports to and answer inquiries from the Audit Committee. The Audit Committee is composed of three non-employee directors: Peter A. Schwartz, Chairman; Ronald Rosenzweig; and Prof. Gerard T. Wrixon. All members of the Audit Committee are independent, financially literate and at least one member has accounting and financial management expertise. The Audit Committee held three meetings in 2000.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is providing this report to enable stockholders to understand how it monitors and oversees the Company's financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed and approved annually by the Board of Directors. A copy of the Audit Committee Charter approved on February 7, 2001 has been included as Annex A to this Proxy Statement.

     This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and the Company's independent public accountants; (ii) discussed with the Company's independent public accountants the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees); (iii) reviewed the written disclosures letter from the Company's independent public accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (iv) discussed with the Company's independent public accountants their independence from the Company.

     Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,

                                          Audit Committee
                                          Peter A. Schwartz, Chairman
                                          Ronald Rosenzweig
                                          Prof. Gerard T. Wrixon

COMPENSATION OF DIRECTORS

     Employee directors do not receive additional compensation for serving on the Company's Board. Currently, non-employee directors receive an annual retainer of $25,000 and committee chairpersons receive an additional $5,000. The non-employee directors' remuneration is paid quarterly. In addition, each non-employee director, upon election to the Board, received 1,000 shares of Common Stock and was granted an option to purchase 20,000 shares of Common Stock at an exercise price per share equal to the fair market value on the date of grant, which option becomes exercisable with respect to one-third of the underlying shares on each of the first three anniversaries of the grant date. If a non-employee director remains in office, a similar option is expected to be granted every three years.

     On February 7, 2001, the Company's 1998 Long-Term Incentive Plan was amended to provide that each non-employee director will receive a grant of nonqualified stock options to purchase 10,000 shares in connection with his or her election to the Board and an additional option in respect of 7,000 shares each year as of the date upon which the Company holds its regularly scheduled October Board of Directors' meeting or if one is not held, on October 31 of such year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised entirely of non-employee directors none of whom has ever been an officer or employee of the Company.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           MANAGEMENT OF THE COMPANY

     The following table sets forth certain information known by the Company regarding the beneficial ownership of the Common Stock as of March 14, 2001 (except as otherwise specified) by each beneficial owner of more than five percent of the outstanding Common Stock, by each of the Company's directors, by each of the executives named in the Summary Compensation Table and by all current directors and officers of the Company as a group.

                                                                   NUMBER OF
                                                              SHARES BENEFICIALLY    PERCENTAGE
NAME                                                               OWNED(1)           OF CLASS
----                                                          -------------------    ----------
State of Wisconsin Investment Board(2)......................       5,201,700            13.9
FMR Corp.(3)................................................       4,916,000              13
Wellington Management Company, LLP(4).......................       3,790,700              10
Vanguard Windsor Funds -- Windsor Fund(4)...................       3,768,600              10
High Rock Capital LLC(5)....................................       3,143,475             8.3
High Rock Asset Management LLC(5)...........................       3,143,475             8.3
Mellon Financial Corporation(6).............................       2,349,065             6.2
Vincent M. Guercio(7)(12)...................................         204,287               *
W. John Nelson(8)(12).......................................         289,012               *
Ronald A. Ostertag(9)(12)...................................         636,829             1.7
Stephen B. Paige(10)(12)....................................         111,146               *
John P. Phillips(11)(12)....................................         166,778               *
C. Scott Kulicke(13)........................................           8,667               *
Ronald Rosenzweig(14).......................................          23,125               *
Peter A. Schwartz(14).......................................          27,000               *
Samuel L. Simmons(14).......................................          21,025               *
Prof. Gerard T. Wrixon(14)..................................          21,000               *
All current directors and executive officers as a group (12
  persons)(15)..............................................       1,693,897             4.5

---------------
  * The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

 (1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that it has the right to acquire within 60 days following March 14, 2001. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which it has the right to acquire within 60 days following March 14, 2001 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (2) This information is obtained from a Schedule 13G, dated February 14, 2001, filed with the Securities and Exchange Committee by the State of Wisconsin Investment Board ("Wisconsin Investment Board"). The Wisconsin Investment Board reports beneficial ownership of 5,201,700 shares. The Wisconsin Investment Board claims sole voting power over 5,201,700 shares, no shared voting power, sole dispositive power over 5,201,700, and no shared dispositive power. The Wisconsin Investment Board's principal business office is located at P.O. Box 7842, Madison, Wisconsin 53707.

 (3) This information is obtained from a Schedule 13G, dated February 14, 2001, filed with the Securities and Exchange Commission by FMR Corp., a parent holding company; Fidelity Management &

      Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor; Fidelity Low-Priced Stock Fund, an investment company; and Edward
      C. Johnson 3rd ("Mr. Johnson") and Abigail Johnson ("Ms. Johnson"). FMR Corp., Mr. Johnson and Ms. Johnson each report beneficial ownership of 4,916,000 shares. Fidelity Management & Research Company reported beneficial ownership of 4,655,900 shares. Fidelity Low-Priced Stock Fund reported ownership of 3,679,000 shares. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., reported beneficial ownership of 260,100 shares. FMR Corp. and Mr. Johnson each reported sole voting power over 260,100 shares and sole dispositive power over 4,655,900 shares. Ms. Johnson reported no sole voting power and sole dispositive power over 4,916,000 shares. The Schedule 13G states that through their ownership of voting common stock and the execution of a shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. FMR Corp.'s principal business office is located at 82 Devonshire Street, Boston, Massachusetts 02109.

 (4) Information regarding the ownership of Common Stock by Wellington Management Company, LLP ("Wellington") was obtained from a Schedule 13G, dated January 10, 2001, filed with the Securities and Exchange Commission by Wellington. Wellington reports beneficial ownership of 3,790,700 shares of Common Stock. The shares are owned of record by clients of Wellington including Vanguard Windsor Fund. Wellington, in its capacity as investment advisor, may be deemed to beneficially own the shares that are held of record by the clients of Wellington. With the exception of Vanguard Windsor Fund, no such client is known to have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, shares representing more than 5% of the outstanding common stock. Wellington reports shared dispositive power as to all 3,790,700 shares and shared voting power over 22,100 shares. Wellington's principal business office is located at 75 State Street, Boston, Massachusetts 02109. Information regarding the ownership of Common Stock by Vanguard Windsor Funds Inc. -- Windsor Fund ("Vanguard Windsor") was obtained from a
      Schedule 13G, dated February 13, 2001, filed with the Securities and Exchange Commission by Vanguard Windsor. Vanguard Windsor reports beneficial ownership of 3,768,600 shares of Common Stock. Vanguard Windsor shares dispositive power as to all 3,768,600 shares and has sole voting power as to all 3,768,600 shares.

 (5) This information is obtained from a Schedule 13G, dated February 14, 2001, filed with the Securities and Exchange Commission by High Rock Capital LLC ("HRC") and High Rock Asset Management LLC ("HRAM"), affiliated limited liability companies. Each reports beneficial ownership of 3,143,475 shares of Common Stock. HRC reports sole voting power of 2,477,300 shares and sole dispositive power of 3,119,675 shares. HRC reports record ownership of 3,119,675 shares and disclaims beneficial ownership of any other shares. HRAM reports sole voting power of 23,800 shares and sole dispositive power of 23,800 shares. HRAM reports record ownership of 23,800 shares and disclaims beneficial ownership of any other shares. HRC's and HRAM's principal place of business is 28 State Street, 18th Floor, Boston, Massachusetts 02109.

 (6) This information is obtained from a Schedule 13G, dated January 16, 2001, filed with the Securities and Exchange Commission by Mellon Financial Corporation, a parent holding company. Mellon Financial Corporation reports beneficial ownership of 2,349,065 shares, sole voting power over 2,107,534 shares, shared voting power over 188,100 shares, sole dispositive power over 2,335,565 shares and shared dispositive power over 13,500 shares. Mellon Financial Corporation's principal place of business is One Mellon Center, Pittsburgh, Pennsylvania 15258.

 (7) Includes 169,484 shares of Common Stock that may be acquired on the exercise of options exercisable within 60 days of March 14, 2001.

 (8) Includes 270,672 shares of Common Stock that may be acquired on the exercise of options exercisable within 60 days of March 14, 2001.

 (9) Includes (i) 612,874 shares of Common Stock that may be acquired on the exercise of options exercisable within 60 days of March 14, 2001; and (ii) 225 shares held by the spouse of Ronald A. Ostertag.

(10) Includes 96,821 shares of Common Stock that may be acquired on the exercise of options exercisable within 60 days of March 14, 2001.

(11) Includes 161,058 shares of Common Stock that may be acquired on the exercise of options exercisable within 60 days of March 14, 2001.

(12) Includes the number of shares which were held by the trustee of the Savings Plan and were allocated to the individual's respective account under the Savings Plan as of February 28, 2001 as follows: Vincent M. Guercio, 29,803 shares; W. John Nelson, 8,740 shares; Ronald A. Ostertag, 8,306 shares; Stephen B. Paige, 3,325 shares and John P. Phillips, 2,720 shares.

(13) Includes 6,667 shares of Common Stock that may be acquired on the exercise of options exercisable within 60 days of March 14, 2001.

(14) Includes 20,000 shares of Common Stock that may be acquired on the exercise of options exercisable within 60 days of March 14, 2001.

(15) Includes 1,575,193 shares of Common Stock that may be acquired on the exercise of options exercisable within 60 days of March 14, 2001. Includes an aggregate of 58,627 shares that were held by the trustees of the Savings Plan and were allocated to the current officers' respective accounts under the Savings Plan as of February 28, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and holders of more than 10% of the outstanding Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. The Company undertakes to make such filings on behalf of its directors and executive officers. Based on written representations of reporting persons and a review of those reports, the Company believes that during the year ended December 31, 2000 its executive officers and directors and holders of more than 10% of the outstanding Common Stock complied with all applicable Section 16(a) filing requirements.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth individual compensation information for all services rendered in all capacities for the last three fiscal years for the individual who served as Chief Executive Officer during 2000 and the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2000 (the "named executive officers").

                                                                             LONG-TERM
                                       ANNUAL COMPENSATION                 COMPENSATION
                         -----------------------------------------------   -------------
                                                              OTHER         SECURITIES
NAME AND                         BASE                        ANNUAL         UNDERLYING         ALL OTHER
PRINCIPAL POSITION       YEAR  SALARY($)   BONUS($)(a)   COMPENSATION(b)   OPTIONS(#)(c)   COMPENSATION($)(d)
------------------       ----  ---------   -----------   ---------------   -------------   ------------------
Ronald A. Ostertag.....  2000  $495,116     $414,955        $     --          150,000           $  6,453
  Chairman, President    1999   475,108           --              --          150,000              6,900
  and Chief Executive    1998   450,000      143,000              --          225,000            167,459
  Officer
W. John Nelson.........  2000  $292,729     $240,000        $308,919(e)       100,000           $  4,911
  Chief Operating        1999   258,139           --         118,449(f)        75,000              5,195
  Officer                1998   235,000       52,000         183,707(g)        60,000             94,628
John P. Phillips.......  2000  $269,190     $156,190        $188,253(g)        40,000           $  5,980
  Executive Vice         1999   257,954           --          83,853(g)        75,000              6,160
  President              1998   223,000       42,000         121,295(h)        60,000             68,723
Stephen B. Paige.......  2000  $277,285     $160,886        $     --           40,000           $  5,782
  Senior Vice
    President,           1999   266,049           --              --           40,000              6,275
  General Counsel and    1998   250,000       53,000              --           60,000              6,672
  Secretary
Vincent M. Guercio.....  2000  $239,712     $140,826        $     --           40,000           $  4,836
  Senior Vice
    President,           1999   232,944           --              --           40,000              5,344
  e-commerce             1998   223,000       22,000              --           60,000             71,863

---------------
(a) Amounts reported for 2000 reflect cash bonus awards paid pursuant to the Company's Annual Incentive Plan in 2001 for performance in 2000. No cash bonus awards were paid pursuant to the Annual Incentive Plan in 2000 with respect to performance in 1999. Amounts reported for 1998 reflect discretionary cash bonus awards paid in 1999 for performance in 1998. No awards were paid under the Company's Annual Incentive Plan with respect to performance in 1998.

(b) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits, securities or property was less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

 (c) Reflects the number of shares of Common Stock underlying options granted under the Company's 1998 Long-Term Incentive Plan.

(d) Reflects (i) payment by the Company in 2000 of premiums for group term life insurance of $1,653; $111; $1,180; $982 and $36 on behalf of each of Messrs. Ostertag, Nelson, Phillips, Paige and Guercio, respectively; and (ii) the matching contribution for 2000 by the Company under the General Semiconductor Savings Plan in the amount of $4,800 for each of Messrs. Ostertag, Nelson, Phillips, Paige and Guercio.

 (e) Reflects relocation costs and tax gross-up payment with respect to relocation costs, foreign service premium, cost of living adjustment and overseas housing allowance.

 (f) Reflects foreign service premium, cost of living adjustment, and overseas housing allowance.

(g) Reflects foreign service premium, cost of living adjustment, overseas housing allowance, and tax equalization payment.

(h) Reflects relocation costs, foreign service premium, cost of living adjustment, and overseas housing allowance.

STOCK OPTIONS

     The following table sets forth information for the year ended December 31, 2000 with respect to grants to the named executive officers of stock options to purchase Common Stock. These grants were made pursuant to the Company's 1998 Long-Term Incentive Plan and are reflected in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL
                                             INDIVIDUAL GRANTS                          REALIZABLE
                            ----------------------------------------------------     VALUE AT ASSUMED
                              NUMBER                                                  ANNUAL RATES OF
                                OF         % OF TOTAL                                      STOCK
                            SECURITIES      OPTIONS       EXERCISE/                 PRICE APPRECIATION
                            UNDERLYING     GRANTED TO       BASE                    FOR OPTION TERM(c)
                             OPTIONS       EMPLOYEES        PRICE     EXPIRATION   ---------------------
                            GRANTED(#)   IN FISCAL YEAR    ($/SH)        DATE       5%($)       10%($)
                            ----------   --------------   ---------   ----------   --------   ----------
Ronald A. Ostertag........   150,000(a)        8.88%       $ 9.875     10/25/10    $931,550   $2,360,731
W. John Nelson............    40,000(b)        2.37%        18.000     04/19/10     452,804    1,147,495
                              60,000(a)        3.55%         9.875     10/25/10     372,620      944,292
John P. Phillips..........    40,000(a)        2.37%         9.875     10/25/10     248,413      629,528
Stephen B. Paige..........    40,000(a)        2.37%         9.875     10/25/10     248,413      629,528
Vincent M. Guercio........    40,000(a)        2.37%         9.875     10/25/10     248,413      629,528

---------------
(a) These options will become exercisable with respect to one-third of the shares covered thereby on October 25, in each of 2001, 2002 and 2003. In the event of a change in control of the Company, (as defined in the 1998 Long-Term Incentive Plan), all such options shall become immediately and fully exercisable.

(b) These options will become exercisable with respect to one-third of the shares covered thereby on April 19, in each of 2001, 2002 and 2003. In the event of a change in control of the Company, (as defined in the 1998 Long-Term Incentive Plan), all such options shall become immediately and fully exercisable.

 (c) Sets forth potential option gains based on assumed annualized rates of stock price appreciation from the market price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of future Common Stock prices.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUE

     The following table sets forth as of December 31, 2000, for each of the named executive officers listed (i) the total number of shares acquired upon exercise of options during 2000; (ii) the value realized upon such exercise;
(iii) the total number of unexercised options to purchase Common Stock (exercisable and unexercisable); and (iv) the value of such options which were in-the-money at December 31, 2000 (based on the difference between the closing price of Common Stock at December 31, 2000 and the exercise price of the option on such date).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF                     VALUE OF
                                                               SECURITIES                    UNEXERCISED
                                                               UNDERLYING                IN-THE-MONEY STOCK
                                                               UNEXERCISED                     OPTIONS
                            SHARES                             OPTIONS AT                  AT FISCAL YEAR-
                           ACQUIRED                        FISCAL YEAR-END(#)                 END($)(a)
                              ON            VALUE      ---------------------------   ---------------------------
NAME                    EXERCISE(#)(b)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    --------------   -----------   -----------   -------------   -----------   -------------
Ronald A. Ostertag...        --              --          587,874        325,000          $0             $0
W. John Nelson.......        --              --          250,671        169,999           0              0
John P. Phillips.....        --              --          154,391        109,999           0              0
Stephen B. Paige.....        --              --           90,154         86,666           0              0
Vincent M. Guercio...        --              --          162,817         86,666           0              0

---------------
(a) Based on the difference between the closing price of $6.25 per share at December 31, 2000, as reported on the New York Stock Exchange Composite Tape, and the exercise price of the outstanding stock options on such date.

(b) No options were exercised in 2000 by any of the named executive officers.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is providing this report to enable stockholders to understand the goals, policies and procedures relevant to establishing the compensation of the Company's Chief Executive Officer and other executive officers.

     The Compensation Committee is comprised entirely of non-employee directors. The Compensation Committee considers and recommends to the Board of Directors the base salary to be paid to the Chief Executive Officer, determines the base salary for all other executive officers and others as appropriate, administers and grants awards under the Company's equity-based incentive plans, administers the bonus plans of the Company with respect to executive officers, makes recommendations to the Board with respect to the Company's overall compensation policies and employee benefit plans, and performs such duties as the Board may from time to time request.

     The Company's compensation philosophy is in keeping with the Company's mission statement and is based on the premise that the achievements of the Company result from the efforts of employees working toward common goals and objectives. The Company's compensation program is designed to reward its executive officers and other employees through a combination of equity-based and cash compensation and to attract, retain, and motivate highly qualified employees. The Compensation Committee generally sets compensation levels for executives based on a review of available data from comparable companies and relevant survey data. A substantial portion of the Company's total cash compensation is intended to vary based on the Company's performance and reinforce the alignment of employee and stockholder interests. Compensation of executive officers and other management employees, including the Chief Executive Officer, is comprised of three principal elements: (i) stock ownership, (ii) base salary and (iii) annual incentive bonuses, each of which is described below.

STOCK OWNERSHIP

     The Compensation Committee believes that executive officers and other employees, who are in a position to make a substantial contribution to the long-term success of the Company and to build stockholder value, should have a significant stake in the Company's ongoing success. Accordingly, one of the Company's principal methods of motivating executive officers and other employees is through a stock option program.

     Management recommends to the Compensation Committee those executive officers and other employees to whom options should be granted and the number of options to be granted to them. The recommendations are based on a review of the employee's individual performance, position and level of responsibility in the

Company, long-term potential contribution to the Company and the number of options previously granted to the employee. Neither management nor the Compensation Committee assigns specific weights to these factors, although the executive's position and a subjective evaluation of his or her performance are considered most important. Generally, the number of options granted to an executive reflects his or her level of responsibility and position in the Company.

     To encourage employees to remain in the employ of the Company, options generally vest and become exercisable over a three-year period commencing on the first anniversary of the date of grant.

     During 2000, the Compensation Committee granted a total of 485,667 options under the 1998 Long-Term Incentive Plan (the "1998 LTIP") to a total of seven officers, including a total of 220,000 options to the named executive officers (other than the Chief Executive Officer). The options were granted at the closing market price per share of Common Stock on the date of grant, to become exercisable in one-third increments on each succeeding anniversary of the grant.

BASE SALARY

     Base salary is intended to provide annual cash compensation that is consistent with the executive officer's position and contributions, and is competitive with comparable companies. Salaries paid to executive officers (other than the Chief Executive Officer) are based on the Chief Executive Officer's recommendations to the Compensation Committee, which is responsible for reviewing and approving or disapproving those recommendations. All executive officers received base salary increases in 2000.

ANNUAL INCENTIVE BONUS

     The Company's Annual Incentive Plan is intended to provide a means of annually rewarding certain employees, including the named executive officers, based on the performance of the Company. In addition, awards for each executive officer (other than the Chief Executive Officer) may be adjusted upward or downward based on the executive officer's achievement of personal performance objectives. This approach allows management to focus on key business objectives in the short-term and to support the long-term performance orientation of stock ownership.

     Under the Annual Incentive Plan, a target bonus, expressed as a percentage of the executive officer's salary is established each year for each executive officer; the target bonus percentage for executive officers (other than the Chief Executive Officer) for 2000 ranged from 40% to 55%. The Chief Executive Officer's target bonus percentage was 65%. Bonuses for executive officers are generally a function of the Company's achievement of its earnings per share and outstanding debt performance objectives. Awards are earned if the Company attains or exceeds 80% of the financial performance objectives referred to in the preceding sentence. In addition, if a financial performance objective is exceeded, the portion of the bonus based on that performance objective is increased above the target bonus level. Because the Company exceeded its financial performance objectives for 2000, bonus awards earned with respect to 2000 equal 128.8% of each officer's target bonus.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Ronald A. Ostertag has been Chairman of the Board, President and Chief Executive Officer of the Company since July 1997. His 2000 base salary was increased from an annual rate of $475,500 to an annual rate of $495,500 in January 2000 based on his performance, and his 2000 target bonus percentage under the Annual Incentive Plan was 65%. Mr. Ostertag's target bonus percentage was not changed in 2000. Mr. Ostertag's award earned under the Annual Incentive Plan for 2000 was $414,955. During 2000, Mr. Ostertag was granted an option under the 1998 LTIP to purchase 150,000 shares of Common Stock at an exercise price of $9.875 per share, the closing market price per share of Common Stock on the date of the grant, to become exercisable in one-third increments on each succeeding anniversary of the grant. The rationale for Mr. Ostertag's option grant is described under the caption "Stock Ownership" above.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), which was enacted in 1993, generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year. Section 162(m), however, allows a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders.

     The Compensation Committee has considered the tax deductibility of compensation awarded under the 1993 LTIP, the 1998 LTIP and the Annual Incentive Plan in light of Section 162(m). The Company has structured and intends to administer the stock option and stock appreciation right portions of the 1993 LTIP and the stock option, stock appreciation right, performance share and performance unit portions of the 1998 LTIP with the intention that the compensation thereunder may qualify as "performance-based compensation" and, if so qualified, would be deductible. No executive officer's compensation in 2000 exceeded $1 million. It is not expected that any executive officer's compensation will be non-deductible in 2001 by reason of the application of
Section 162(m).

                                          Respectfully submitted,

                                          Compensation Committee
                                          Samuel L. Simmons, Chairman
                                          C. Scott Kulicke
                                          Peter A. Schwartz

PENSION PLAN, SERP AND RETIREMENT AGREEMENT

     The following table shows, as of December 31, 2000, estimated aggregate annual benefits payable upon retirement at age 65 under the General Semiconductor Pension Plan for Salaried and Hourly Paid Non-Union Employees (the "Pension Plan") and the General Semiconductor Supplemental Executive Retirement Plan (the "SERP").

                               PENSION PLAN TABLE

         AVERAGE ANNUAL BASIC                   ESTIMATED ANNUAL BENEFITS UPON RETIREMENT,
          REMUNERATION DURING                        WITH YEARS OF SERVICE INDICATED
      SIXTY CONSECUTIVE CALENDAR         --------------------------------------------------------
      MONTHS PRIOR TO RETIREMENT         15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
      --------------------------         --------    --------    --------    --------    --------
$125,000...............................  $25,493     $33,990     $42,488     $ 50,985    $ 50,985
 150,000...............................   31,118      41,490      51,863       62,235      62,235
 175,000...............................   36,743      48,990      61,238       73,485      73,485
 200,000...............................   42,368      56,490      70,613       84,735      84,735
 225,000...............................   47,993      63,990      79,988       95,985      95,985
 250,000...............................   53,618      71,490      89,363      107,235     107,235
 300,000...............................   59,243      78,990      98,738      118,485     118,485

     The compensation covered by the Company's Pension Plan and the Company's SERP is substantially that described under the "Base Salary" column of the Summary Compensation Table. However, pursuant to Section 401(a)(17) of the Code, the maximum amount of compensation that can be considered in computing benefits under the Company's Pension Plan for 2000 was $170,000. Under the SERP, compensation for 2000 in excess of $170,000, but not in excess of $275,000 is considered in computing benefits. Accordingly, the total compensation covered by the Company's Pension Plan and the Company's SERP for the calendar year 2000 was $275,000 for Messrs. Ostertag, Nelson and Paige, $269,190 for Mr. Phillips, and $239,712 for Mr. Guercio. Credited years of service under both the Pension Plan and the SERP as of December 31, 2000 are as follows: Mr. Ostertag, 22 years; Mr. Nelson, 10 years; Mr. Paige, 3 years; Mr. Phillips, 11 years; and Mr. Guercio, 25 years. Estimated benefits set forth in the Pension Plan Table were calculated on the basis of a single life annuity and Social Security covered compensation as in effect during 2000. Such estimated benefits are not subject to any deduction for Social Security or other offset amounts.

     In March, 2001, the Company entered into a supplemental retirement agreement with Mr. Phillips. The supplemental retirement agreement provides that upon Mr. Phillips' retirement on March 30, 2001, the Company shall pay Mr. Phillips and his spouse a monthly benefit for their joint lives in an amount equal to the difference between $4,000 and the benefit payable under the Pension Plan and the SERP.

     Pursuant to the terms of the SERP and Mr. Phillips' supplemental retirement agreement, in the event of a change in control of the Company (as defined in the General Semiconductor 1998 Long-Term Incentive Plan), the present value lump sum actuarial equivalent of each of the named executive officer's supplemental benefit under the SERP and Mr. Phillips' benefit under the supplemental retirement agreement on the date of the change in control will be paid to the individual immediately in a lump sum in cash.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders (stock price appreciation plus reinvested dividends) for General Semiconductor Common Stock with the cumulative total return on each of two indices: the Standard & Poor's SmallCap 600 Index ("S&P 600(R)") and the Standard & Poor's SmallCap Technology Index ("S&P SCT(R)"). The graph assumes:

     - An investment of $100 in the Company's Common Stock and in each of the indices at the closing price on July 28, 1997 (the date on which the Company's Common Stock began trading on the New York Stock Exchange);

     - All dividends were reinvested; and

     - The investment was held through December 31, 2000.

     The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                         ANNUAL PERFORMANCE COMPARISON

[LINE GRAPH]

                                                                      CUMULATIVE TOTAL
                                                                           RETURN
                                                -------------------------------------------------------------
                                                 7/28/97     12/31/97     12/31/98     12/31/99     12/31/00
                                                ---------   ----------   ----------   ----------   ----------
         General Semiconductor.................    100          78           56           96           42
         S&P 600(R)............................    100         108          107          120          134
         S&P SCT(R)............................    100          92           94          155          116

                   SEVERANCE PROTECTION AND OTHER AGREEMENTS

     The Company has entered into severance protection agreements (the "Severance Agreements") with the Company's Chief Executive Officer and other executive officers which were automatically extended for one year on January 1, 2000 and which are automatically extended for one year each January 1 thereafter unless notification is given to either the Company or the executive.

     The Severance Agreements provide severance pay and other benefits in the event of a termination of employment within 24 months of a Change in Control (as defined in the Severance Agreements) if such termination is:

          (1) by the Company without Cause, other than by reason of the executive's Disability or death (as such terms are defined in the Severance Agreements), or

          (2) by the executive, other than the Chief Executive Officer, for Good Reason (as defined in the Severance Agreements), or in the case of the Chief Executive Officer, for any reason.

     Such severance pay will be in an amount equal to two and one-half times the sum of the executive's base salary and the executive's bonus amount that would be payable to the executive in the year of termination in the case of the Chief Executive Officer and two times such sum in the case of all other executive officers. In addition, the Company will pay the executive all accrued but unpaid compensation and a pro rata bonus, calculated up to the executive's termination date. The executive's benefits will be continued for either 30 months, in the case of the Chief Executive Officer, or 24 months in the case of all other executive officers. The executive will also receive limited reimbursement for outplacement, tax and financial planning assistance and reimbursement for relocation under certain circumstances. If the executive's employment is terminated without Cause:

          (1) within six months prior to a Change in Control; or

          (2) prior to the date of a Change in Control; but

             (a) at the request of a third party who effectuates a Change in Control; or

             (b) otherwise in connection with, or in anticipation of, a threatened Change in Control which actually occurs,

such termination shall be deemed to have occurred after the Change in Control.

     If the executive's employment is terminated by the Company for Cause or Disability, by reason of the executive's death or by the executive other than the Chief Executive Officer other than for Good Reason, the Company shall pay to the executive his accrued compensation. In addition, in the case of a termination by the Company for Disability or due to the executive's death, the executive will receive a pro rata bonus in addition to accrued compensation.

     The Severance Agreements provide for a gross-up payment by the Company in the event that the total payments due the executive under the agreement or otherwise exceed by $10,000 or more the maximum amount which could be paid without being subject to the excise tax under Section 4999 of the Code. In such an event, the Company will pay an additional amount so that the executive is made whole on an after-tax basis from the effect of the excise tax. In the event that such payments exceed the aforementioned amount by less than $10,000, the payments shall be reduced to the extent necessary so that no excise tax is payable.

     Except for the Severance Agreements described above, the Company's SERP (see "Pension Plan, SERP and Retirement Agreement"), the 1993 LTIP, the 1998 LTIP and the Annual Incentive Plan, there are no compensatory plans or arrangements with respect to any of the named executive officers which are triggered by, or result from, a change in control of the Company or a change in such executive's responsibilities or any other termination of such executive's employment following a change in control.

     The following is a brief description of the change in control provisions of the Company's employee compensation plans.

ANNUAL INCENTIVE PLAN

     The Annual Incentive Plan is the Company's annual cash bonus incentive plan for the Chief Executive Officer and certain other key employees. In the event of a Change in Control of the Company (as defined in the Annual Incentive Plan), within 60 days thereafter, the Company will pay to each participant in the plan immediately prior to a Change in Control (regardless of whether such participant remains in the Company's employ following the Change in Control) a pro rata portion of his or her bonus award assuming that all performance percentages are 100%.

1998 LTIP AND 1993 LTIP

     The 1998 LTIP provides for the granting of stock options, stock appreciation rights ("SARs"), dividend equivalent rights, restricted stock, performance units, performance shares, phantom stock, director shares and share awards to the Company's employees, officers, consultants, advisors and directors and those of the Company's subsidiaries.

     Pursuant to the terms of the 1998 LTIP and subject to an optionee's or grantee's rights under his or her option or award agreement, in the event of a Change in Control, as defined in the 1998 LTIP, as amended effective as of February 7, 2001:

          (1) all stock options will become immediately and fully exercisable and, to the extent set forth in the agreement evidencing the grant, the optionee may elect to receive a cash payment within 60 days of the Change in Control with respect to all or a portion of any unexercised options;

          (2) all SARs will become immediately and fully exercisable and, to the extent set forth in the agreement evidencing the grant of a SAR unrelated to an option, the grantee will be entitled to receive a payment of cash or stock upon exercise of the SAR;

          (3) any restrictions on restricted stock shall lapse, unless the Compensation Committee determined otherwise at the time of the grant;

          (4) all or a portion of any performance units will become fully vested, as determined by the Compensation Committee at the time of grant, and will entitle the grantee to a cash payment within 10 days of the Change in Control in an amount as determined by the Compensation Committee at the time of the grant; and

          (5) any restrictions on performance shares shall lapse unless the Compensation Committee determined otherwise at the time of the grant. In addition, in the event that an optionee's or grantee's employment, or service as a director, terminates following a Change in Control, each option or SAR exercisable as of the date of such termination shall remain exercisable for the longer of:

             (a) the first anniversary of such termination; or

             (b) the stated expiration of the term of the option or SAR.

     The 1993 LTIP has been terminated with respect to the granting of any new awards. Stock options and other awards previously granted pursuant to the 1993 LTIP, however, remain outstanding. Under the terms of the 1993 LTIP and subject to an optionee's rights under his or her option award agreement, in the event of a Change of Control, as defined in the 1993 LTIP, all stock options granted under the 1993 LTIP will become immediately and fully exercisable.

                       CERTAIN RELATED PARTY TRANSACTIONS

     In September, 2000, the Company loaned W. John Nelson and his wife, Paola Nelson, $500,000 in the form of a secured, promissory note with an interest rate of 6.23%, per annum. Mr. Nelson is the Company's Chief Operating Officer. The largest aggregate amount owed under the Promissory Note in 2000 was $510,412. There remains outstanding $395,213 as of March 1, 2001. The promissory note is subject to voluntary and mandatory prepayment. The outstanding principal and unpaid interest accrued thereon are due upon maturity of the promissory note on September 1, 2007. The loan was made to assist Mr. Nelson with his relocation from Taiwan to the United States.

                           CERTAIN LEGAL PROCEEDINGS

     On January 7, 1997 the Board of Directors of General Instrument Corporation ("GI") approved a plan to divide GI into three separate public companies. To effect the transaction, GI distributed all of the outstanding shares of capital stock of each of NextLevel Systems, Inc. (subsequently renamed General Instrument Corporation) and CommScope, Inc. to GI's stockholders on a pro rata basis as a dividend (the "Distribution") in a transaction that was finalized on July 28, 1997. GI retained no ownership in either NextLevel Systems, Inc. or CommScope, Inc. Concurrent with the Distribution, GI changed its name to General Semiconductor, Inc.

     A securities class action is presently pending in the United States District Court for the Northern District of Illinois, Eastern Division, In Re General Instrument Corporation Securities Litigation. This action, which consolidates numerous class action complaints filed in various courts between October 10 and October 27, 1995, is brought by plaintiffs, on their own behalf and as representatives of a class of purchasers of GI Common Stock during the period March 21, 1995 through October 18, 1995. The complaint alleges that, prior to the Distribution, GI and certain of its officers and directors, as well as Forstmann Little & Co. and certain related entities, violated the federal securities laws, namely, Sections 10(b) and 20(a) of the Exchange Act, by allegedly making false and misleading statements and failing to disclose material facts about GI's planned shipments in 1995 of its CFT 2200 and DigiCipher II products. On November 21, 2000 the Court dismissed a derivative action brought on behalf of GI under the same caption. Plaintiffs' complaints seek, among other things, unspecified damages and attorneys' fees and costs. In connection with the Distribution, General Instrument Corporation (formerly "NextLevel Systems, Inc.") agreed to indemnify the Company with respect to its obligations, if any, relating to these actions. On January 5, 2000, General Instrument Corporation was acquired by Motorola, Inc.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Based on the recommendation of the Audit Committee, the Board of Directors appointed Deloitte & Touche LLP, independent public accountants, to audit and report on the consolidated financial statements of the Company for the year ending December 31, 2001 and to perform such other services as may be required of them. The Board of Directors is asking the stockholders to ratify and approve this action. Deloitte & Touche LLP has served as the Company's independent public accountants since September 1990. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity, if so desired, to make a statement or respond to appropriate questions that may come before the Annual Meeting.

     Although such ratification is not required by law, the Board of Directors believes that stockholders should be given the opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the stockholders to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants would be considered by the Board of Directors in determining whether to continue with the services of Deloitte & Touche LLP.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the year ended December 31, 2000 amounted to $509,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte & Touche LLP did not render any professional services to the Company for financial information systems design or implementation for the year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for all other services for the year ended December 31, 2000 amounted to $488,000.

     The Audit Committee of the Company's Board of Directors has considered whether the provision of non-audit professional services rendered by Deloitte & Touche LLP, as discussed above, is compatible with maintaining their independence.

          STOCKHOLDER PROPOSALS FOR THE COMPANY'S 2002 ANNUAL MEETING

     Stockholders who intend to present proposal(s) at the 2002 Annual Meeting, and who wish to have such proposal(s), included in the proxy statement for such meeting, must submit such proposal(s) in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, General Semiconductor, Inc., 10 Melville Park Road, Melville, New York 11747, which notice must be received no later than December 1, 2001. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Company's proxy statement for its 2002 Annual Meeting.

     In addition, under the Company's By-laws, stockholders must comply with specified procedures to nominate directors or introduce an item of business at an annual meeting. Nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company generally not less than 60 days nor more than 90 days in advance of an annual meeting. To be in proper written form, a stockholder's notice must contain the specific information required by the Company's By-laws. A copy of the Company's By-laws which describes the advance notice procedures can be obtained from the Secretary of the Company.

                            SOLICITATION OF PROXIES

     Proxies will be solicited electronically, by mail, telephone, or other means of communication. Solicitation of proxies also may be made by directors, officers and regular employees of the Company. The Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders. Georgeson Shareholder Communications, Inc. will receive a fee of $5,000 plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the New York Stock Exchange, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The cost of soliciting proxies will be borne by the Company.

                                 OTHER MATTERS

     The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with their best judgement.

     The Company will furnish, without charge, to each person whose proxy is being solicited upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to General Semiconductor, Inc., 10 Melville Park Road, Melville, New York 11747, Attention:
Director, Investor Relations.

                                          By Order of the Board of Directors,

                                          /s/ Stephen B. Paige
                                          Stephen B. Paige
                                          Secretary

Dated: March 30, 2001
Melville, New York

                                                                         ANNEX A

                          GENERAL SEMICONDUCTOR, INC.
                            AUDIT COMMITTEE CHARTER
                          AS ADOPTED FEBRUARY 7, 2001

                            AUDIT COMMITTEE CHARTER

     The Board of Directors of General Semiconductor, Inc. (the "Company") has established an Audit Committee (the "Committee") with authority, responsibility and specific duties as described below.

COMPOSITION:

     The Committee shall be comprised of not less than three Directors who shall meet the requirements of the Securities and Exchange Commission and the New York Stock Exchange. Committee membership, including the appointment of a Chairperson, shall be approved by the Board of Directors.

AUTHORITY:

     The Committee may investigate any activity of the Company. All employees are directed to cooperate as requested by the members of the Committee. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility.

RESPONSIBILITY:

     The Committee is to serve as a focal point for communication between non-Committee Directors, the Independent Accountant, Internal Audit Department, and the Company's Management, as their duties relate to financial accounting, reporting and controls. The Independent Accountant is ultimately accountable to the Board of Directors and the Committee. The Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and all its subsidiaries and the sufficiency of auditing relative thereto. The Committee is the Board of Directors' principal agent in monitoring the independence of the Company's Independent Accountant. However, the opportunity for the Independent Accountant to meet with the entire Board of Directors as needed is not restricted. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of Management and the Independent Accountant.

MEETINGS:

     The Committee shall meet a minimum of two times a year and shall conduct such additional meetings as circumstances require.

ATTENDANCE:

     Members of the Committee should endeavor to be present, in person or by telephone, at all meetings; however, two Committee members shall constitute a quorum. As necessary, the Chairperson may request members of Management, the Director of Internal Audit, and representatives of the Independent Accountant to be present at meetings.

MINUTES OF MEETINGS:

     Minutes of each meeting shall be prepared and sent to Committee members and presented to Company Directors who are not members of the Committee.

SPECIFIC DUTIES:

     The Committee is to:

     1. Review with the Company's Management, the Independent Accountant, and the Director of Internal Audit, the Company's policies and procedures, as appropriate, to reasonably ensure the adequacy of internal accounting and financial reporting controls.

     2.  Review the Committee's Charter annually, and update as appropriate.

     3. Recommend to the Board of Directors the Independent Accountant to be selected (subject to ratification by the stockholders), evaluate the Independent Accountant, approve the compensation of the Independent Accountant, and review and approve any discharge of the Independent Accountant.

     4. Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

     5. Receive periodic written statements from the Independent Accountant regarding its independence and delineating all relationships between it and the Company, discuss such reports with the Independent Accountant, and if so determined by the Committee, recommend that the Board take appropriate action to ensure the independence of the Independent Accountant.

     6. Become familiar with the accounting and reporting principles and practices applied by the Company in preparing its financial statements. Further, the Committee is to make or cause to be made, inquiries of Management concerning established standards of corporate conduct and performance, and deviations therefrom.

     7. Review with Management and the Director of Internal Audit the adequacy and the scope of the annual internal audit plan.

     8. Review, prior to the annual audit, the scope and general extent of the Independent Accountant's audit examinations. The Committee review should entail an understanding from the Independent Accountant of the factors considered by the accountant in determining the audit scope, including:

         - Industry and business risk characteristics of the Company

         - External reporting requirements

         - Materiality of the various segments of the Company's consolidated activities

         - Quality of internal accounting controls

         - Other areas to be covered in the audit engagement

     9. Review with Management and the Independent Accountant, upon completion of their audit, financial results for the year prior to their release to the public. Discuss with the Independent Accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the year-end audit and the interim review of quarterly financial statements in accordance with the Statement of Auditing Standards No. 71.

     10. Discuss with the Independent Accountant the quality of the Company's financial accounting personnel, and any relevant recommendations that the Independent Accountant may have regarding "material weaknesses" or "reportable conditions". Topics to be considered during this discussion include improving internal financial controls, the selection of accounting principles and management reporting systems.

     11. Review with Management and the Director of Internal Audit:

       - Significant audit findings noted during the year and the implementation status of audit recommendations of the current year, including open items of the prior year

       - Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information

       - Any changes required in the planned scope of the approved audit plan

       - The Internal Audit Department budget and staffing

       - The Internal Audit Charter

     12. Meet with the Director of Internal Audit, the Independent Accountant, and Management in separate executive sessions, as desirable, to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

     13. Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

     14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     15. Assure that the Company provides written confirmation to the New York Stock Exchange annually (or sooner if required by a change in the composition of the Committee membership) regarding: (i) the independence and financial literacy of Committee members; (ii) the determination that at least one member has related accounting or financial management expertise; and (iii) the annual review and assessment of the adequacy of the Audit Committee Charter.

     16. Perform such other functions as may be required by law, the Company's Certificate of Incorporation or By-Laws.

                           GENERAL SEMICONDUCTOR, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2001

The undersigned hereby authorizes and directs State Street Bank and Trust Company, as Special Fiduciary (the "Special Fiduciary") of the General Semiconductor, Inc. Savings Plan (the "Plan"), to direct Vanguard Fiduciary Trust, as Trustee (the "Trustee") of the Plan to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of General Semiconductor, Inc. (the "Company") to be held at the Melville Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747, on Wednesday, May 9, 2001 at 10:00 a.m., local time, and at any adjournment thereof, all shares of Common Stock of General Semiconductor, Inc. allocated to the account of the undersigned under such Plan, on the proposals set forth on the reverse hereof and in accordance with the discretion of the Special Fiduciary on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 30, 2001.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED BY THE TRUSTEE, AS DIRECTED BY THE SPECIAL FIDUCIARY, IN ITS SOLE DISCRETION IN THE BEST INTEREST OF THE PLAN PARTICIPANTS AND BENEFICIARIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

               (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)


                                                                     SEE REVERSE
                                                                            SIDE

The Board of Directors recommends that stockholders vote FOR Proposals One and Two.

PROPOSAL ONE: To elect six directors of the Company to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors.

              FOR  \ \                             WITHHOLD AUTHORITY  \ \
     all nominees listed below             to vote for all nominees listed below
(except as marked to the contrary)

Nominees: C. Scott Kulicke, Ronald A. Ostertag, Ronald Rosenzweig, Peter A. Schwartz, Samuel L. Simmons and Prof. Gerard T. Wrixon

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

PROPOSAL TWO: To ratify the appointment of Deloitte & Touche LLP, independent public accountants, as the Company's auditor for the fiscal year ending December 31, 2001.

       FOR \ \                   AGAINST  \ \                ABSTAIN  \ \


                                                            PLEASE MARK, SIGN, DATE
                                                            AND RETURN THIS PROXY
                                                            CARD PROMPTLY USING THE
                                                            ENCLOSED ENVELOPE.

                                                            Please sign as name appears
                                                            hereon. If acting as attorney,
                                                            executor, administrator,
                                                            trustee, guardian, etc., you
                                                            should so indicate when signing.


Signature(s):                                      Date:

                           GENERAL SEMICONDUCTOR, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2001

The undersigned hereby appoints Stephen B. Paige, Robert J. Gange and Harry S. Jakubowitz, and each or either of them, their attorneys or agents, with full power of substitution, to vote as Proxy for the undersigned as herein stated at the Annual Meeting of Stockholders of General Semiconductor, Inc. (the "Company") to be held at the Melville Marriott Hotel, 1350 Old Walt Whitman Road, Melville, New York 11747, on Wednesday, May 9, 2001 at 10:00 a.m., local time, and at any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated March 30, 2001. If this proxy is returned without direction being given, this proxy will be voted FOR Proposals One and Two.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

               (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)


                                                                     SEE REVERSE
                                                                            SIDE

The Board of Directors recommends that stockholders vote FOR Proposals One and Two.

PROPOSAL ONE: To elect six directors of the Company to serve until the next annual meeting of stockholders and until the election and qualification of their respective successors.

             FOR  \ \                            WITHHOLD AUTHORITY  \ \
     all nominees listed below            to vote for all nominees listed below
(except as marked to the contrary)

Nominees: C. Scott Kulicke, Ronald A. Ostertag, Ronald Rosenzweig, Peter A. Schwartz, Samuel L. Simmons and Prof. Gerard T. Wrixon

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

PROPOSAL TWO: To ratify the appointment of Deloitte & Touche LLP, independent public accountants, as the Company's auditor for the fiscal year ending December 31, 2001.

       FOR \ \                   AGAINST  \ \                ABSTAIN  \ \


                                                            PLEASE MARK, SIGN, DATE
                                                            AND RETURN THIS PROXY
                                                            CARD PROMPTLY USING THE
                                                            ENCLOSED ENVELOPE.

                                                            Please sign as name appears
                                                            hereon. If acting as attorney,
                                                            executor, administrator,
                                                            trustee, guardian, etc., you
                                                            should so indicate when signing.
                                                            If shares are held jointly, both
                                                            parties must sign and date.



Signature(s):                                      Date:

Signature(s):                                      Date: